Exhibit 2.1

                          PLAN AND AGREEMENT OF MERGER

                                       OF

                      PLAYSTAR CORPORATION ("PlayStar-DE")
                            (a Delaware corporation)

                                      AND

                 PLAYSTAR WYOMING HOLDING CORP. ("PlayStar-WY")
                            (a Wyoming corporation)

            PLAN AND AGREEMENT OF MERGER entered into as of June 30, 1998 by PlayStar-DE, a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date, and entered into on June 30, 1998 by PlayStar-WY, a business corporation of the State of Wyoming, and approved by resolution adopted by its Board of Directors on said date.

            WHEREAS, PlayStar-DE is a business corporation of the State of Delaware with its registered office therein located at c/o United Corporate Services, Inc., 15 East North Street, Dover, DE 19901; and

            WHEREAS, the total number of shares of stock which PlayStar-DE has authority to issue is 30,000,000, all of which are of one class and with a par value of $.0001 per share (each, a "PlayStar-DE" Share); and

            WHEREAS, PlayStar-WY is a business corporation of the State of Wyoming with its registered office therein located at c/o CT Corporation, 1720 Carey Avenue, Suite 200, Cheyenne, WY 82001; and

            WHEREAS, the total number of shares of stock which PlayStar-WY has authority to issue is 50,000,000 shares of common stock, each with a par value of $0.0001 (each, a "PlayStar-WY Share"), and 1,000,000 shares of series preferred stock, each with a par value of $0.0001; and

            WHEREAS, the General Corporation Law of the State of Delaware permits a merger of a business corporation of the State of Delaware with and into a business corporation of another jurisdiction; and

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            WHEREAS, the Wyoming Business Corporation Act permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Wyoming; and

            WHEREAS, PlayStar-DE and PlayStar-WY and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge PlayStar-DE with and into PlayStar-WY pursuant to the provisions of the General Corporation Law of the State of Delaware and pursuant to the provisions of the Wyoming Business Corporation Act upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by PlayStar-DE and approved by a resolution adopted by its Board of Directors and further approved by its shareholders and being thereunto duly entered into by PlayStar-WY and approved by a resolution adopted by its Board of Directors and further approved by its shareholders, the Plan and Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Plan and Agreement set forth.

1. PlayStar-DE and PlayStar-WY shall, pursuant to the provisions of the General Corporation Law of the State of Delaware and the provisions of the Wyoming Business Corporation Act, be merged with and into a single corporation, to wit, PlayStar-WY, which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Wyoming Business Corporation Act. The separate existence of PlayStar-DE, which is sometimes hereinafter referred to as the "terminating corporation", shall cease at said effective time in accordance with the provisions of the General Corporation Law of the State of Delaware.

2. Annexed hereto and made a part hereof is a copy of the Articles of Incorporation, as amended, of the surviving corporation as the same shall be in force and effect at the effective time in the State of Wyoming of the merger herein provided for; and said Articles of Incorporation shall continue to be the Articles of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Wyoming Business Corporation Act.

3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the Wyoming Business Corporation Act.

4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and

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qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. Each issued share of the terminating corporation shall, at the effective time of the merger, be converted into one share of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

6. (a) At the effective time of the merger, each outstanding option to purchase PlayStar-DE Shares (a "Stock Option"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option, the same number of PlayStar-WY Shares as the holder of such Stock Option would have been entitled to receive pursuant to the merger had such holder exercised such option in full immediately prior to the effective time of the merger (not taking into account whether or not such option was in fact exercisable). In the case of any Stock Option to which Section 421 of the Internal Revenue Code of 1986 (the "Code") applies by reason of its qualification under any of Sections 422-423 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall comply with Section 424(a) of the Code.

      (b) As soon as practicable after the effective time of the merger, PlayStar-WY shall deliver to each holder of an outstanding Stock Option, an appropriate notice setting forth such holder's rights pursuant thereto and such Stock Option shall continue in effect on the same terms and conditions. PlayStar-WY shall comply with the terms of all such Stock Options and ensure, to the extent required by, and subject to the provisions of, any such PlayStar-DE Stock Option Plan that Stock Options which qualified as qualified stock options prior to the effective time of the merger continue to qualify as qualified stock options after the effective time of the merger. PlayStar-WY shall take all corporate action necessary to reserve for issuance a sufficient number of PlayStar-WY Shares for delivery pursuant to the terms set forth in this Section 6.

7. If appraisal rights are available under the Delaware General Corporation Law ("DGCL") to holders of PlayStar-DE Shares in connection with the merger, any issued and outstanding PlayStar-DE Shares which have not been voted for approval of this Agreement and the transactions contemplated hereby and with respect to which appraisal shall have been properly demanded in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive consideration for the merger and the holders thereof shall have only such rights as are provided in such Section 262 of the DGCL unless and until the holder of any such PlayStar-DE Shares withdraws his demand for such appraisal in accordance with Section 262(k) of the DGCL or otherwise loses his right to such appraisal. If a holder of Dissenting Shares shall properly withdraw his demand for appraisal or shall otherwise lose his right to such appraisal, then as of the effective time of the merger or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive consideration for the merger. Prior to the effective time of the merger, PlayStar-DE shall give PlayStar-WY prompt notice of any written demand for appraisal or withdrawals of demands for appraisal received by PlayStar-DE and, except with the prior written consent of PlayStar-WY, shall not settle or offer to settle any such demands.

8. In the event that this Plan and Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the General Corporation Law of the State of Delaware and upon behalf of the surviving corporation in accordance with the provisions of the Wyoming Business Corporation Act, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware and by the laws of the State of Wyoming, and that they will cause to be performed all necessary acts within the State of Delaware and the State of Wyoming and elsewhere to effectuate the merger herein provided for.

9. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

10. The surviving corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the terminating corporation, as well as for enforcement of any obligation of the surviving corporation arising from the merger herein provided for, including any suit or other proceeding to enforce the right of any stockholder of the terminating corporation as and when determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware; does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings; and does hereby specify the following address without the State of Delaware to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware:

                           60 Nevis Street, 2nd Floor
                           St. John's, Antigua BWI
                           West Indies
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            IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed upon behalf of each of the constituent corporations parties thereto.

Executed As of June 30, 1998.

                                                    PLAYSTAR CORPORATION
                                                    (a Delaware corporation)



                                                    By: /s/ Julius Patta
                                                        -----------------------
                                                        Julius Patta
                                                        President



                                                    PLAYSTAR WYOMING
                                                    HOLDING CORP. (a Wyoming
                                                    corporation)



                                                    By: /s/ William F.E. Tucker
                                                        -----------------------
                                                        William F.E. Tucker
                                                        Chairman and Chief
                                                        Executive Officer